Exhibit 3 (a)
                                                                 -------------



                 Amendment to Sections 3 and 4 of Article IV of the By-laws, filed herewith.




 Section 3.      Chairman of the Board - Duties
 ---------       ------------------------------

                 The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors at which he shall be present. He also shall have such other duties as may from time to time be assigned to him by the Board of Directors.



 Section 4.      President - Duties
 ----------      ------------------

                 In the absence of the Chairman of the Board, the President shall preside at all meetings of shareholders and of the Board of Directors at which he shall be present. He shall be Chief Executive Officer of the Corporation and, subject to the direction of the Board of Directors, shall have direct charge and supervision of the business of the Corporation. He also shall have such other duties as from time to time may be assigned to him by the Board of Directors.

                                                 Exhibit 3 (ii)(b)
                                                 -----------------



                                AMREP CORPORATION

                                     BY-LAWS


                                    Article I

                                     OFFICES


 Section 1.      Location
 ----------      --------

                 The registered office of the Corporation in the State of Oklahoma shall be at 735 First National Building, Oklahoma City, Oklahoma.

                 The Corporation may also have offices at such other places within and without the State of Oklahoma as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                                   Article II

                                  SHAREHOLDERS

 Section 1.      Annual Meeting
 ----------      --------------

                 An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors each year shall fix. Each annual meeting shall be held at such place, within or without the State of Oklahoma, as the Board of Directors shall determine.

                 An annual meeting may be adjourned from time to time and  place
 to place until its business is completed.   The  election of directors shall be
 by plurality vote.


 Section 2.      Special Meetings
 ----------      ----------------
                 Special meetings of the shareholders may be called by the Board of Directors (by such vote as is required by the Certificate of Incorporation) or by the Chairman of the Board or the President. Special meetings shall be held at such place, on such date, at such time as the Board or person calling the meeting shall fix.


 Section 3.      Notice of Meetings
 ----------      ------------------

                 Notice of every meeting of the shareholders shall be given in the manner provided by law.


 Section 4.      Quorum
 ----------      ------

                 At any meeting of shareholders, except as otherwise required by law the holders of a majority of the shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall not be present or represented by proxy at any meeting, the chairman of the meeting or the shareholders entitled to vote thereat who are present in person or by proxy shall have power to adjourn the meeting to another place, date or time, without notice other than announcement at the meeting except as otherwise required by law. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.


 Section 5.      Organization
 ----------      ------------

                 In the absence of the Chairman of the Board and the President at a meeting of shareholders, the highest ranking officer of the Corporation who is present shall call to order the meeting and act as chairman thereof. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.


 Section 6.      Conduct of Business
 ----------      -------------------

                 The chairman of any meeting of shareholders shall determine the order of business and all other matters of procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him in order. The chairman may appoint one or more inspectors of Election at any meeting.


 Section 7.      Qualification of Voters
 ----------      -----------------------

                 The Board of Directors may fix a date not more than sixty nor less than ten days before the date of any meeting of the shareholders as the record date for such meeting. Only those persons who were holders of record of voting stock at the record date shall be entitled to notice and to vote at such meeting.


 Section 8.      Stock List
 ----------      ----------

                 A  list  of shareholders entitled to vote at  each  meeting  of shareholders shall be prepared and made available for examination as required by law.
 Section 9.      Proxy
 ----------      -----

                 Subject to the provisions of Article II, Section 7 of these By-Laws, at each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, provided such instrument is filed with the Office of the Secretary of the Corporation at or before the meeting.


 Section 10.     Record date for Consents to Corporate Actions in Writing
 -----------     --------------------------------------------------------

                 In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (l0) days after the date upon which the resolution fixing the record date is adopted by the
 Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (l0) days of the date on which such a request is actually received, adopt a resolution fixing the record date, if no record date has been fixed by the Board of Directors within ten (l0) days after the date on which such a request is actually received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Oklahoma General Corporation Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of shareholders meetings are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Oklahoma General Corporation Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.


 Section 11.     Nomination of Directors
 -----------     -----------------------

                 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of candidates for election as directors of the Corporation at a meeting of shareholders may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors at the meeting. However, a shareholder so entitled to vote may nominate one or more persons for election as directors only if notice of such shareholder's intent to make such nomination or nominations has been duly given in writing to the Secretary of the Corporation, which notice shall be duly given only if delivered to, or sent to and received at, the office of the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, the date which is 60 days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders or, if such tenth day is not a business day, the close of business on the first business day next succeeding. Each such notice shall set forth: (a) the name and address of the shareholder proposing to make such nomination or nominations; (b) a representation that the shareholder is either the holder of record of shares of the Corporation entitled to vote for the election of directors at such meeting or is the beneficial owner of such shares which are owned of record by a nominee or custodian, and statement of the number of such shares owned; (c) the shareholder's representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (e) with respect to each person proposed to be nominated for election as a director, (i) the name, age, business address and residence address, and the business experience or other qualifications of the person, (ii) such other information regarding the person as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, had the person been nominated by the Board of Directors, and (iii) the consent of the person to serve as a director of the Corporation if so elected. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine that a shareholder nomination was not made in accordance with the procedures set forth in this Section 11, and if such determination be made, shall so declare to the meeting, in which event the defective nomination shall be disregarded and the persons so nominated shall not be eligible for election as directors.



                                   Article III

                                    DIRECTORS

 Section 1.      Number, Election and Terms
 ----------      --------------------------

                 (a)   The  property and business of the  Corporation  shall  be
 managed by the Board of Directors (the "Board").   The  Board shall consist  of
 eleven directors (the "entire Board").

                 (b) The Directors shall be divided into three classes, as nearly equal in number as possible as determined by the Board, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in l988, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in l989, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in l990, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of shareholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and, in each case, until their respective successors are elected and qualified.


 Section 2.      Vacancies - Change in Number of Directors
 ----------      -----------------------------------------

                 If the number of Directors shall be increased, the vacancies thereby created shall be filled by the shareholders. If a vacancy or vacancies occurs otherwise than by removal or an increase in the number of Directors in one or more classes, such vacancy or vacancies shall be filled by the majority of the remaining members of the Board, though less than a quorum, and the person or persons so elected shall hold office for the remainder of the term of the applicable class. A vacancy caused by removal of a Director shall be filled by the shareholders. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.


 Section 3.      Organizational Meeting
 ----------      ----------------------

                 The Directors shall, if a quorum is present, hold an organizational meeting for the purpose of electing officers and the transaction of any other business immediately after the annual meeting of shareholders, or as soon thereafter as is practicable.


 Section 4.      Regular Meetings
 ----------      ----------------

                 Regular meetings of the Board shall be held at such time and place as shall from time to time be determined by the Board.


 Section 5.      Special Meetings
 ----------      ----------------

                 Special meetings of the Board may be called at any time by the Chairman of the Board or the President, and shall be called by the President or Secretary on the written request of two directors. Special meetings shall be held at the principal office of the Corporation in the City of New York, or such other place as may be set forth in the notice thereof.


 Section 6.      Notice of Meetings
 ----------      ------------------

                 Notice of the organizational meeting need not be given if it is held immediately after the annual meeting of share-holders.

                 Notice of regular meetings of the Board need not be given.

                 Notice of the organizational meeting (if required) and of every special meeting of the Board shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least forty-eight hours before the meeting by telephone or by being personally delivered, mailed or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. If a quorum shall not be present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum be present.


 Section 7.      Quorum
 ----------      ------

                 Except as may be otherwise provided by law or in these By-Laws, the presence of one-half of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.


 Section 8.      Participation in Meetings by Conference Telephone
 ----------      -------------------------------------------------

                 Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

 Section 9.      Powers
 ----------      ------

                 The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the shareholders.


 Section 10.     Compensation of Directors
 -----------     -------------------------

                 Directors shall receive such compensation for their services as shall be determined from time to time by a majority of the entire Board. Directors may receive compensation for services as director even though they are compensated for serving the Corporation in other capacities, as salaried officers or otherwise.


                                   Article IV

                                    OFFICERS


 Section 1.      Executive Officers
 ----------      ------------------

                 The  executive officers of the Corporation shall be elected  by the Board of Directors. The executive officers shall be a Chairman of the Board, a President, one or more Vice-Presidents (one of whom may be designated Executive Vice-President), a Secretary and a Treasurer. The Chairman of the Board and the President shall be chosen from among the directors, but other officers need not be directors. The executive officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders, and each such officer shall hold office until the corresponding meeting in the next year and until his successor shall have been duly chosen and qualified, or until he shall have resigned or have been removed from office. Any vacancy in any of the above offices shall be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting. A majority of the entire Board shall have power at any regular or special meeting to remove any officer, with or without cause.


 Section 2.      Other Officers
 ----------      --------------

                 The Board of Directors may elect or appoint such other officers
 and agents as it shall deem appropriate.   Such  officers and agents shall hold
 office at the pleasure of the Board of Directors.


 Section 3.      Chairman of the Board - Duties
 ----------      ------------------------------

                 The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors at which he shall be present. He also shall have such other duties as may from time to time be assigned to him by the Board of Directors.


 Section 4.      President - Duties
 ----------      ------------------

                 In the absence of the Chairman of the Board, the President shall preside at all meetings of shareholders and of the Board of Directors at which he shall be present. He shall be Chief Executive Officer of the Corporation and, subject to the direction of the Board of Directors, shall have direct charge and supervision of the business of the Corporation. He also shall have such other duties as from time to time may be assigned to him by the Board of Directors.


 Section 5.      Other Officers - Duties
 ----------      -----------------------

                 The Vice-Presidents, the Secretary, the Treasurer and the other officers and agents each shall perform the duties and exercise the powers usually incident to such offices or positions and/or such other duties and powers as may be assigned to them by the Board of Directors or the Chief Executive Officer.


                                   Article V

                                  AMENDMENTS


 Section 1.      Alterations - Amendments - Repeal
 ----------      ---------------------------------

                 Subject to the Certificate of Incorporation, these By-Laws may be altered or repealed, and other By-Laws may be adopted, by the affirmative vote of holders of a majority of the shares issued and outstanding and entitled to vote at any regular or special meeting of shareholders, or by a majority of the entire Board of Directors at any regular or special meeting.